Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated April 8, 2019 (including amendments thereto) with respect to the Common Stock of Cott Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such Statement, and for the completeness and accuracy of the information concerning him or her contained in such Statement and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or she knows or has reason to believe that such information is inaccurate.

Dated: April 8, 2019

LEVIN EASTERLY PARTNERS LLC

By: /s/ Darrell Crate

Name: Darrell Crate

Title: Chairman

LE PARTNERS HOLDINGS LLC

By: /s/ Darrell Crate

Name: Darrell Crate

Title: Managing Director

LE PARTNERS HOLDINGS II LLC

By: /s/ Darrell Crate

Name: Darrell Crate

Title: Managing Director

LE PARTNERS HOLDINGS III LLC

By: /s/ Darrell Crate

Name: Darrell Crate

Title: Managing Director

LE PARTNERS HOLDINGS IV LLC

By: /s/ Darrell Crate

Name: Darrell Crate

Title: Managing Director

By:/s/ Darrell Crate

Name: Darrell Crate

By:/s/ Avshalom Kalichstein

Name: Avshalom Kalichstein

By:/s/ John Murphy

Name: John Murphy

LEVIN CAPITAL STRATEGIES, LP

By: /s/ John A. Levin

Name: John A. Levin

Title: Chairman and Managing Member